EXHIBIT 10.09


                             FOURTH FINANCIAL CORPORATION

                                 AMENDED AND RESTATED

                       NON-EMPLOYEE DIRECTORS DEFERRED FEE PLAN










                             FOURTH FINANCIAL CORPORATION

                                 AMENDED AND RESTATED

                       NON-EMPLOYEE DIRECTORS DEFERRED FEE PLAN


                                  Table of Contents


    Page

          PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . . .   1


          ARTICLE I  DEFINITIONS  . . . . . . . . . . . . . . . . . . .   2


          ARTICLE II  PARTICIPATION . . . . . . . . . . . . . . . . . .   4

               Section 2.1.   Participation . . . . . . . . . . . . . .   4


          ARTICLE III  DEFERRED FEE ACCOUNTS  . . . . . . . . . . . . .   5

               Section 3.1.   Crediting   Amounts   to  Deferred  Fee
                    Accounts  . . . . . . . . . . . . . . . . . . . . .   5
               Section 3.2.   Vesting of Deferred Fee Accounts  . . . .   5
               Section 3.3.   Increases/Decreases of Account  . . . . .   6
               Section 3.4.   Statement of Accounts . . . . . . . . . .   6
               Section 3.5.   Investment Direction  . . . . . . . . . .   6
               Section 3.6.   Benefits Payable in Stock or Cash . . . .   7
               Section 3.7.   Dividend Reinvestment . . . . . . . . . .   8
               Section 3.8.   Number of Dividend Reinvestment Shares  .   8
               Section 3.9.   Prior Deferral Agreements . . . . . . . .   8
               Section 3.10.  Administration of Prior Deferrals . . . .   9


          ARTICLE IV  DEATH BENEFITS  . . . . . . . . . . . . . . . . .   9

               Section 4.1.   General . . . . . . . . . . . . . . . . .   9
               Section 4.2.   Beneficiary Designations  . . . . . . . .   9
               Section 4.3.   Lump Sum Option . . . . . . . . . . . . .  10

          ARTICLE V  BENEFITS . . . . . . . . . . . . . . . . . . . . .  10

               Section 5.1.   Termination of Service  . . . . . . . . .  10


          ARTICLE VI  SOURCE OF BENEFITS  . . . . . . . . . . . . . . .  10

               Section 6.1.   Benefits Payable from General Assets  . .  10
               Section 6.2.   Investments  to  Facilitate  Payment  of
                    Benefits  . . . . . . . . . . . . . . . . . . . . .  11
               Section 6.3.   Ownership of Insurance Contracts  . . . .  11
               Section 6.4.   Company Obligation  . . . . . . . . . . .  11
               Section 6.5.   Multiple Companies  . . . . . . . . . . .  11


          ARTICLE VII  ADMINISTRATION OF THIS PLAN  . . . . . . . . . .  12

               Section 7.1.   Plan Appointment of Committee . . . . . .  12
               Section 7.2.   Committee Action  . . . . . . . . . . . .  12
               Section 7.3.   Committee   Rules   and  Plan   Powers--
                    General . . . . . . . . . . . . . . . . . . . . . .  12
               Section 7.4.   Reliance on Certificates, Etc . . . . . .  13
               Section 7.5.   Information to Committee  . . . . . . . .  13


          ARTICLE VIII  AMENDMENT AND TERMINATION . . . . . . . . . . .  13

               Section 8.1.   Amendment . . . . . . . . . . . . . . . .  13
               Section 8.2.   Termination  or  Partial Termination  of
                    the Plan  . . . . . . . . . . . . . . . . . . . . .  13
               Section 8.3.   Liquidation    or   Reorganization    of
                    Company . . . . . . . . . . . . . . . . . . . . . .  14
               Section 8.4.   Overriding Limitation . . . . . . . . . .  15


          ARTICLE IX  RESTRICTIONS ON ALIENATION OF BENEFITS  . . . . .  15


          ARTICLE X  CLAIMS PROCEDURE . . . . . . . . . . . . . . . . .  15

               Section 10.1.  Initiation of Claim . . . . . . . . . . .  15
               Section 10.2.  Announcement of Initial Decision  . . . .  15
               Section 10.3.  Review Appeal of Initial Decision . . . .  16
               Section 10.4.  Conduct of Appeal and Decision  . . . . .  16


          ARTICLE XI  MISCELLANEOUS . . . . . . . . . . . . . . . . . .  16

               Section 11.1.  Execution of Receipts and Releases  . . .  16
               Section 11.2.  No Guarantee of Interests . . . . . . . .  16
               Section 11.3.  Company Records . . . . . . . . . . . . .  17
               Section 11.4.  Evidence  . . . . . . . . . . . . . . . .  17
               Section 11.5.  Notice  . . . . . . . . . . . . . . . . .  17
               Section 11.6.  Change of Address . . . . . . . . . . . .  17
               Section 11.7.  Effect of Provisions  . . . . . . . . . .  17
               Section 11.8.  Severability Clause . . . . . . . . . . .  17
               Section 11.9.  Minors and Incompetents . . . . . . . . .  17
               Section 11.10.  Indemnification  . . . . . . . . . . . .  18
               Section 11.11.  Headings . . . . . . . . . . . . . . . .  18
               Section 11.12.  Governing Law  . . . . . . . . . . . . .  18





                             FOURTH FINANCIAL CORPORATION

                                 AMENDED AND RESTATED

                       NON-EMPLOYEE DIRECTORS DEFERRED FEE PLAN




               WHEREAS, Fourth Financial Corporation has heretofore adopted the Fourth Financial Corporation Amended and Restated Non-Employee Directors Deferred Fee Plan; and

               WHEREAS, it has become necessary and desirable to amend the Plan in so many particulars that it is desirable to amend and restate each and every section thereof.


               NOW, THEREFORE, the previous Plan is hereby amended and restated effective as of July 1, 1993, subject to shareholder approval, which Plan shall be known as the Fourth Financial Corporation Amended and Restated Non-Employee Directors Deferred Fee Plan; and the rights, privileges, and obligations shall be governed by the terms of this Plan from and after such effect date.



                                       PURPOSE
                                       -------

               The purpose of the Fourth Financial Corporation Amended and Restated Non-Employee Directors Deferred Fee Plan shall be to provide specified benefits for Directors of Fourth Financial Corporation and its Subsidiary Banks. It is the intention of Fourth Financial Corporation that this program be administered as an unfunded employee benefit plan established and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974.






                                ARTICLE I  DEFINITIONS


               For purposes of this Plan, the following phrases or terms shall have the indicated meanings unless otherwise clearly apparent from the context:


               Beneficiary--means the person, persons, entity, or entities entitled to receive any benefits under this Plan pursuant to the designation of the Participant (or in default of such designation as provided in ARTICLE IV hereof).


               Change of Control--means the acquisition by any person, entity, or group (as defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission adopted thereunder) of Common Stock of the Company in a transaction or series of transactions which results in such person, entity, or group owning beneficially 50% or more of the outstanding Common Stock.


               Code--means the Internal Revenue Code of 1986, as amended.


               Committee--means the Committee described in ARTICLE VII which is the named fiduciary with respect to this Plan. The Committee shall manage and administer the Plan in accordance with the provisions of said Article and as otherwise provided in this Plan.


               Common Stock--means Fourth Financial Corporation Common Stock, par value $5.00 per share.


               Company--means Fourth Financial Corporation  and any of  its
          Subsidiary  Banks.     For  purposes  of  this  Plan,  the  term
          "Subsidiary Bank" means a bank more than fifty percent (50%) of the voting stock of which shall at the time be owned directly or indirectly by the Company.


               Credited Interest--means interest credited at a rate that is the greater of (1) the rate of interest established by the Committee prior to the beginning of the Plan Year to be credited to a Participant's Credited Interest Account, or (2) the Prime Interest Rate minus one percentage point. The rate in (2) above shall be adjusted and determined as of the first business day of each Plan Year quarter. It is intended that the two rates shall be compared on a quarterly basis for purposes of determining the rate of interest to be credited to a Participant's Credited Interest Account for the upcoming Plan Year quarter. In the event the Committee fails to establish a rate of interest prior to the beginning of the Plan Year, the rate of interest last established by the Committee shall apply.


               Credited Interest Account--means the account established by the Company  in the name of a Director which utilizes the accrual
          of   Credited  Interest   as  the   method  of  computing  gains
          attributable to such account.


               Deferred Fee Accounts--means a Director's Credited Interest Account and Phantom Stock Account. The Deferred Fee Accounts are the book entries established for each Director, which entries represent the Company's unsecured and unfunded promise to pay the amounts represented thereby.


               Director--means (i) any active member of the Board of Directors of Fourth Financial Corporation or (ii) any active or advisory member of the Board of Directors of a Subsidiary Bank, who is not otherwise an employee of the Company.


               Fee or Fees--means any compensation earned by a Director for services performed as a Director.


               Participant--means a Director who elects to participate in this Plan.


               Phantom Stock Account--means the account established by the Company in the name of a Director which utilizes the value of the Common Stock, and any dividends attributable thereto, as the method of computing the earnings or losses attributable to such account.


               Phantom   Stock   Units  or   Units--means   a  book  entry
          representing the Participant's right to receive benefits based upon the performance of the Common Stock and any dividends attributable thereto, with each Unit being equivalent, for purposes of measuring performance, to one share of the Common Stock.

               Plan--means,  unless  the context  otherwise requires, this
          document,   any  amendment(s)   hereto,  and   the participation
          agreement of  each Participant  entered into pursuant  to ARTICLE
          II.

               Plan Year--means the calendar year.


               Prime Interest Rate--means the rate per annum announced by Chemical Bank, N.A. from time to time as its prime rate in effect at its principal office in the City of New York.




                              ARTICLE II  PARTICIPATION


               Section 2.1.   Participation.

                      A.    General.    A Director may participate in this
               Plan for a Plan Year by executing a participation agreement providing for a deferral of 100% of his or her Fees earned during the Plan Year and returning such agreement to the Committee not later than the June 30th preceding the Plan Year to which such agreement relates. Notwithstanding the foregoing, a Director may elect to participate in this Plan for the period beginning July 1, 1993 and ending December 31, 1993 by executing a participation agreement providing for the deferral of 100% of his or her Fees earned during such period and by returning it to the Committee during the ten business-day period beginning on the third day after the Company's release of its financial information for the first quarter of 1993. A participation agreement made pursuant to this exception shall be irrevocable during such period and shall continue in effect after the expiration of such period as provided in subsection B hereof.

                      B.    Other  Conditions   of   the Agreement.      A
               participation agreement shall be irrevocable during the Plan
               Year   following  its   delivery  to   the Committee.     A
               participation agreement shall be effective for the Plan Year specified in the agreement and for each subsequent Plan Year unless prior to the June 30th preceding a Plan Year the Participant revokes said agreement, with such revocation to become effective as of the beginning of the subsequent Plan
               Year.   Revocation shall occur  by giving written notice to
               the Committee. Notwithstanding any other provision of this Plan to the contrary, an agreement made under this Section shall automatically terminate upon the termination of this Plan under ARTICLE VIII, or upon a Director's termination of service.

                      C.    Investment  Election.   When  a Director first
               elects to defer Fees under Section 2.1.A, the Director shall also irrevocably elect (in accordance with Section 3.5) whether all future amounts which are deferred shall be credited 100% to his or her Credited Interest Account, 100% to his or her Phantom Stock Account, or 50% to each such Account.



                          ARTICLE III  DEFERRED FEE ACCOUNTS


               Section 3.1.   Crediting Amounts to Deferred Fee Accounts.


                      A.    Credited  Interest Account.    When a Director
               elects under Section 2.1.A to have deferred Fees credited to his or her Credited Interest Account, the Company shall credit the Participant's Credited Interest Account with the amount of such deferred Fees as of the day such deferred Fees would have been paid to the Director were they not deferred under the Plan.


                      B.1. Phantom Stock Account. When a Director elects under Section 2.1.A to have deferred Fees credited to his or her Phantom Stock Account, the Company shall credit the Participant's Phantom Stock Account with a number of Units as of the day such deferred Fees would have been paid to the Director were they not deferred under the Plan. The number of Units credited to the Participant's Phantom Stock Account shall be the quotient of (1) the amount of deferred Fees to be credited to the Participant's Phantom Stock Account divided by (2) the Fair Market Value of the Common Stock on such date. No partial Units will be credited to the Participant's Phantom Stock Account. All sums attributable to partial Units will instead be credited to the Director's Credited Interest Account.


                      B.2. Fair Market Value. For purposes of the Plan, the term Fair Market Value means the mean between the reported closing bid and asked prices of the Common Stock as reported by the NASDAQ system.


                      B.3. Limitation on Investment Directions. If the General Counsel of the Company, in his or her sole discretion, determines that the Company is in possession of material, undisclosed information about the Company, then a Participant's election to modify his or her investment direction pursuant to Section 3.5 shall not be effective until the second day after public dissemination of such information, and the price for Units to be credited to the Director's Phantom Stock Account shall be determined by reference to such later date.


               Section 3.2.   Vesting  of  Deferred  Fee  Accounts.      A
          Participant  shall  be 100%  vested in  his  or her  Deferred Fee
          Accounts.


               Section 3.3.   Increases/Decreases    of    Account.       A
          Participant's  Deferred  Fee  Accounts   shall  be increased  or
          decreased as follows:

                      A. Credited Interest Account. The Company shall credit each Participant's Credited Interest Account with (1) any Fees which are deferred by the Director under Section 2.1.A and directed into the Credited Interest Account pursuant to Section 2.1.C; (2) any Prior Deferral Amounts (other than such amounts which the Director elects to have transferred to his or her Phantom Stock Account) pursuant to
               Section 3.10; and (3) any Credited Interest. Credited Interest shall be credited to each Director's Account, as of the end of each calendar quarter. Interest shall be credited during each quarter that a Director has any amount credited to his or her Credited Interest Account under the Plan.

                      B. Phantom Stock Account. The Company shall credit each Participant's Phantom Stock Account with (1) Units attributable to Fees which are deferred by the Director under Section 2.1.A and directed into the Phantom Stock Account under Section 2.1.C, (2) Units attributable to Prior Deferral Amounts which the Director elects to have transferred to the Phantom Stock Account pursuant to Section 3.10, and (3) Units attributable to dividends on Common Stock under Section 3.7.


               The Participant's Deferred Fee Accounts shall be decreased by the amount of any distributions therefrom.

               Section 3.4. Statement of Accounts. The Committee shall submit to each Participant, within 120 days after the close of each Plan Year, a statement in such form as the Committee reasonably deems appropriate, setting forth the balances to the credit of such Participant in his or her Deferred Fee Accounts.


               Section 3.5.   Investment Direction.

                      A.    One-Time  Election for  Future Deferrals.    A
               Director may, as provided in 2.1.C, enter into a one-time irrevocable election to invest his or her future deferred Fees as follows:


                            (1)    100%  in  his or  her  Credited Interest
                                   Account;


                            (2)    100%  in   his  or  her  Phantom  Stock
                                   Account; or


                            (3) 50% in his or her Credited Interest Account and 50% in his or her Phantom Stock Account.


               Except as provided in subsection B and Sections 3.9 and 3.10 with respect to Prior Deferral Amounts and the exception provided under Section 2.1.A, no such election shall affect amounts deferred in the calendar year in which the election is executed or any prior year. The election shall be made within the time period set forth in Section 2.1 and shall be effective for all following calendar years in which the
               Participant  elects  to defer  Fees under  the Plan.   If a
               Participant ceases to defer Fees into the Plan for any reason, and if the Participant subsequently elects (pursuant to Section 2.1) to enter into a participation agreement and again defer Fees into the Plan, such Participant's one-time irrevocable investment election shall continue to govern the allocations of all amounts deferred under the Plan.

                      B.    Prior Deferral  Amounts.   A  Director who  has
               Prior Deferral Amounts (as described in Section 3.9) may enter into a one-time irrevocable election, during the ten business-day period beginning on the third day after the Company's release of its financial information for the first quarter of 1993, to have either all or 50% of such Amounts converted into Units and transferred to his or her Phantom
               Stock  Account.   Such  election shall  be  made on a  form
               provided  by the Company  which shall specify  the amount or
               percentage  authorized for  transfer.   The number of Units
               credited to a Participant's Phantom Stock Account as a result of such a transfer shall be the quotient of (1) the amounts to be transferred divided by (2) the Fair Market Value of the Common Stock on July 1, 1993.


                      C.    Limitation  on Investment  Directions.   If the
               General  Counsel  of  the  Company,   in  his  or her  sole
               discretion, determines that the Company is in possession of material, undisclosed information about the Company, then a Participant's investment election shall not be effective until the second day after public dissemination of such information, and the price shall be determined by reference to such later date.


               Section 3.6.   Benefits  Payable in Stock  or Cash.  Amounts
          distributable  under this Plan shall be  paid at the time, and in
          the  manner,  provided  in  Articles  IV  and  V.    The amounts
          distributable   under  this  Plan   shall  be  the   sum of  the
          Participant's  Credited Interest  Account  and the  value of  the
          Participant's   Phantom  Stock   Account.     The   value of   a
          Participant's Phantom Stock Account is determined by multiplying the number of Phantom Stock Units credited to such Account by the Fair Market Value of the Common Stock at the end of the business day next preceding the date of distribution.


               Amounts distributable under this Plan shall, at the recipient's election, be paid in cash, shares of Common Stock, or a combination of the two. In the event a Participant elects to receive all or a portion of his or her benefits in the form of
          Common  Stock,   no  partial  shares  will  be   issued and  the
          Participant shall receive a cash payment equal to the value of the partial shares. The Committee shall have authority, in its sole discretion, to approve or disapprove such Participant's election, and the election shall be made on the first business day following the expiration of the six month period which begins on the last date that the Participant acquired any Phantom Stock Units ("Election Date"). If a Participant fails to make a timely election, the amounts due shall be paid in cash, provided, however, that no amounts shall be payable under this Plan until the Election Date has passed. To the extent that a Participant elects to receive his or her benefits in the form of the Common Stock, the number of shares of Common Stock which will be distributable to such Participant shall be the quotient of (1) the amount of benefits payable to the Participant which the Participant has elected to receive in the form of shares of Common Stock divided by (2) the Fair Market Value of the Common Stock at the end of the business day next preceding the date of distribution.


               Section 3.7.   Dividend  Reinvestment.    Additional  Units
          shall be credited to each Director's Phantom Stock Account, as of each payment date for dividends on the Common Stock. The number of additional Units shall be determined pursuant to Section 3.8, on the basis of the number of Units credited to the Director's Phantom Stock Account on the record date for such dividends. Additional Units shall be credited for each record date that a Director has any amount credited to his or her Phantom Stock Account under the Plan.


               Section 3.8. Number of Dividend Reinvestment Shares. The number of additional Units credited to a Director's Phantom Stock Account as of any dividend payment date shall be the quotient of
          (1) the product of the number of Units credited to the Director's Phantom Stock Account on the dividend record date for such dividend multiplied by the per share dividend rate on the Common Stock divided by (2) the Fair Market Value of the Common Stock on the dividend payment date.


               Section 3.9. Prior Deferral Agreements. Some Directors have deferred their Fees earned prior to the effective date of this Plan pursuant to participation agreements with the Company. Such agreements are hereinafter referred to as "Prior Deferral
          Agreements."   Any  Prior Deferral  Agreements  in effect on the
          effective date of this Plan shall terminate as of such effective date with respect to Fees earned thereafter. A Director desiring to defer Fees earned after the effective date of this Plan shall enter into a new participation agreement as provided in Section
          2.1. However, the provisions of Prior Deferral Agreements concerning the time and method of distribution of amounts previously deferred ("Prior Deferral Amounts"), shall remain fully effective with respect to such Amounts and shall also govern all of the Participant's future deferrals under the Plan.


               Section 3.10. Administration of Prior Deferrals. For purposes of administration, Prior Deferral Amounts shall be treated as a part of this Plan. Any Director who has Prior Deferral Amounts shall be permitted to make a one-time irrevocable election to have either all or 50% of such Amounts converted into Units and credited to his or her Phantom Stock Account in accordance with Section 3.5.B. Except to the extent that a Director makes such an election, a Participant's Prior Deferral Amounts shall be credited to his or her Credited Interest Account.



                              ARTICLE IV  DEATH BENEFITS


               Section 4.1. General. In the event of a Participant's death while a Director, the value of Participant's Deferred Fee Accounts shall be paid to the Beneficiary or Beneficiaries of the Participant. Unless the lump sum settlement option has been elected under Section 4.3, and subject to the limitations of
          Section 3.6, benefits shall be payable in five annual installments with the first payment commencing as soon as administratively practicable following the date specified in
          Section 3.6; provided, that, if the value of a Participant's Deferred Fee Accounts is $50,000 or less at the time payment is to commence, a lump sum distribution shall be made.


               Section 4.2. Beneficiary Designations. The Beneficiary or Beneficiaries of a Participant shall be the person, persons, entity, or entities designated by the Participant on a Beneficiary Designation provided by the Committee. If more than one Beneficiary is named, the shares and/or precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting to the Committee a change of Beneficiary on forms provided by the Committee; provided, however, that no change of Beneficiary shall be effective until received by the Committee. If a Participant fails to file a Beneficiary Designation with the Committee (or revokes a Designation without providing a new one) or if the Beneficiary (should only one be designated) predeceases or ceases to exist or all Beneficiaries designated predecease or cease to exist or cannot be found upon the death of Participant, then and in such events the amounts otherwise payable to such Beneficiary or Beneficiaries shall be paid to Participant's estate. If the Committee has any doubt as to the proper Beneficiary to receive payments hereunder, the Committee shall have the right to withhold such payments until the matter is finally adjudicated or is otherwise resolved. Any payment made by the Committee in good faith and in accordance with the provisions of this Plan and the Participant's Beneficiary Designation Form shall fully discharge the Company, the Committee, and all Employers from all further obligations with respect to such payments.


               Section 4.3. Lump Sum Option. A Participant may, on delivery of his or her participation agreement to the Committee, prior to the first Plan Year in which that Participant elects to participate in this Plan, elect to have Death Benefits payable in one lump sum to the Participant's Beneficiary. The Participant shall make this election in his or her participation agreement and said election shall be irrevocable from and after delivery of that agreement. The failure to make an election by the time prescribed shall require payment to be made over the regular five-year period.



                                 ARTICLE V  BENEFITS


               Section 5.1.   Termination of Service.

                      A. General. A Participant who ceases to be a member of the Board of Directors shall become entitled to receive the value of the Participant's Deferred Fee Accounts. Unless the lump sum option has been elected under
               Section 5.1.B, benefits shall be payable in ten annual installments with the first payment commencing as soon as administratively practicable after the date specified in
               Section 3.6, provided, that, if the value of a Participant's Deferred Fee Accounts is $50,000 or less at the time payment is to commence, a lump sum distribution shall be made.


                      B. Lump Sum Option. A Participant may, on delivery of his or her participation Agreement to the Committee, prior to the first Plan Year in which that Participant elects to have fee reductions made under this Plan, elect to have benefits payable in one lump sum. The
               Participant shall make this election in his or her participation agreement, and said election shall be irrevocable from and after delivery of that agreement. The failure to make an election by the time prescribed shall require payment to be made over the regular ten-year period.



                            ARTICLE VI  SOURCE OF BENEFITS


               Section 6.1.   Benefits   Payable   from   General   Assets.
          Amounts payable hereunder shall be paid exclusively from the general assets of the relevant Company, and no person entitled to payment hereunder shall have any claim, right, security interest, or other interest in any fund, trust, account, insurance contract, or asset of the relevant Company which may be looked to for such payment. The relevant Company's liability for the payment of benefits hereunder shall be evidenced only by this Plan and each participation agreement entered into between the relevant Company and a Participant. All Fees deferred hereunder shall at all times remain an unrestricted asset of the relevant Company, and Participants are general unsecured creditors of the relevant Company to the extent of their benefits under this Plan.


               Section 6.2.   Investments   to    Facilitate  Payment   of
          Benefits. Although the Company is not obligated to invest in any specific asset or fund, or purchase any insurance contract, in order to provide the means for the payment of any liabilities under this Plan, the Company may elect to do so and, in such event, no Participant shall have any interest whatever in such asset, fund, or insurance contract. In the event the Company elects to purchase insurance contracts on the life of a Participant as a means for making, offsetting, or contributing to any benefits, which may become due and payable by the Company under this Plan, such Participant agrees to cooperate in the securing of life insurance on his or her life by furnishing such information as the Company and the insurance carrier may require, including the results and reports of previous employer and other insurance carrier physical examinations, taking such additional physical examinations as may be requested, and taking any other action which may be requested by the Company and the insurance carrier to obtain such insurance coverage. If a Participant does not cooperate in the securing of such life insurance, the Company shall have no further obligation to such Participant under this Plan and may terminate such individual's participation in this Plan as provided in Section 2.1.


               Section 6.3. Ownership of Insurance Contracts. In the event the Company elects to purchase insurance, the Company shall be the sole owner of any insurance contract(s) acquired on the life of a Participant, with all incidents or ownership therein, including, but not limited to, the right to cash and loan values, dividends, if any, death benefits, and the right of termination thereof, and a Participant shall have no interest whatsoever in such contract(s) and shall exercise none of the incidents of ownership thereof.


               Section 6.4.   Company  Obligation.    Except  as  otherwise
          expressly provided herein, the Company shall have no obligation of any nature to a Participant under this Plan.


               Section 6.5.   Multiple  Companies.   In furtherance  of the
          provisions of Section 6.1, in the event that a single Participant enters into participation agreements under Section 2.1 with more than one Company while a Participant in this Plan, the liability for payment of such Participant's benefits under this Plan shall be apportioned among the Companies based upon a formula that the Committee shall develop to equitably apportion the cost of the benefits based upon the years of participation with each Company and the amounts of deferrals made while the Participant was a Director of that Company. The apportionment of benefits between Companies shall be set forth in writing and delivered to the Director, and the Director and all Companies shall be bound by the apportionment. In no event, will the Companies be jointly and severally liable for any amount. A Participant may only receive benefits under the Plan from the Company to whom the Committee has apportioned liability for the benefits. Notwithstanding the foregoing, in the event that a Participant consents, a Company may transfer to the accepting Company such assets as the accepting Company will require in exchange for the acceptance by the accepting Company of the full liability for payment of the transferred Director's full benefits. Thereafter the Participant shall look solely to the accepting Company for payment of all benefits under this Plan (unless and until a further transfer occurs, in which case, the provisions of this Section shall apply following such transfer).



                       ARTICLE VII  ADMINISTRATION OF THIS PLAN


               Section 7.1. Plan Appointment of Committee. This Plan shall be administered by a Committee of the Board of Directors of Fourth Financial Corporation. All members of the Committee shall serve at the pleasure of the Board of Directors of Fourth
          Financial Corporation, which may, from time to time, remove members from, or add members to, the Committee.

               Section 7.2. Committee Action. All acts of a majority of the members of the Committee attending a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.


               Section 7.3.   Committee  Rules  and  Plan  Powers--General.
          Subject to the provisions of this Plan, the Committee shall from time to time establish rules, forms, and procedures for the administration of this Plan. Except as herein otherwise expressly provided, the Committee, in its sole discretion, shall have the exclusive right to interpret this Plan and to decide any and all matters arising thereunder or in connection with the administration of this Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person. Such decisions, actions, and records of the Committee shall be conclusive and binding upon the Company, Directors, and all persons having or claiming to have any right or interest in or under this Plan. The Committee shall also have the power to employ or solicit assistance from any individual who, in the opinion of the Committee, is necessary or helpful in assisting the Committee in the proper administration of this Plan. In addition, the Committee shall have the power to delegate to the appropriate officers of Fourth Financial Corporation such items as may be necessary or appropriate under the circumstances, including the computation and certification of the amount and form of benefits payable to Participants (Beneficiaries) under the terms of this Plan.


               Section 7.4. Reliance on Certificates, Etc. The members of the Committee and the officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Company.


               Section 7.5. Information to Committee. To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Fees of all Directors, their retirements, deaths, or other causes for termination, and such other pertinent facts as the Committee may require.



                       ARTICLE VIII  AMENDMENT AND TERMINATION


               Section 8.1. Amendment. The Board of Directors of Fourth Financial Corporation reserves the right (on behalf of all participating Companies) to amend this Plan at will and at any time and from time to time; provided, that, no amendment will reduce the benefits to which a Participant is then entitled or modify or change the manner or rate of crediting interest set forth herein without the express written consent of the Participant affected. This power to amend shall include, but shall not be limited to, the right to make retroactive any amendments necessary to keep this Plan an unfunded employee benefit plan described in Section 201(2) of ERISA or to preserve or obtain anticipated tax consequences for Participants (subject to the proviso of the first sentence of this Section). An amendment revising the price, date of purchase, or number of Units which are the subject of this Plan shall not be made more frequently than every six months unless necessary to comply with the Internal Revenue Code of 1986, as amended, or with the Employer Retirement Income Security Act of 1974, as amended.


               Section 8.2. Termination or Partial Termination of the Plan. In addition to all other rights granted the Board of Directors of Fourth Financial Corporation under this Plan, the Board of Directors of Fourth Financial Corporation shall possess the right to terminate, in whole or in part, this Plan at any time. Such right to terminate shall be exercised by the Board of Directors of Fourth Financial Corporation (and with Board of Directors' permission by any other Company as to that Company's Directors, a partial termination) subject to the following limitations:


                      A. No action to terminate or partially terminate this Plan shall be taken except upon written notice to each Participant to be affected thereby, which notice shall be given not less than 30 days prior to the effective date of such termination;


                      B. In terminating the Plan, the Committee shall determine in a uniform and consistent manner when affected Participants shall be paid their benefits from this Plan, including the possibility that payment shall be delayed until the Participant's termination of service as a Director.


               In all events, the Committee, in the event of a termination or partial termination, shall have substantial discretion in making all necessary determinations.



               Section 8.3.   Liquidation or Reorganization of Company.


                      A. Complete Liquidation. If the stockholders of a Company, other than Fourth Financial Corporation, adopt a plan of complete liquidation (other than a plan which is part of a plan or reorganization described in Subsection B hereof), the Plan shall be deemed to have been terminated as to that Company as of the date the plan of liquidation is adopted. The adoption of a plan of complete liquidation by Fourth Financial Corporation will be deemed effective to terminate this Plan as to all Companies. The rights of affected Participants upon such a liquidation under this Subsection A shall be determined under provisions of Section
               8.2 relative to a complete termination.


                      B. Change in Control and Reorganizations. At any time after the occurrence of a Change in Control, or if Company effectuates a merger, consolidation, or other transition constituting a reorganization with another corporation or corporations pursuant to which the shares of common stock of Company will be surrendered for stock of another corporation without any provision having been made for the continuance of this Plan, then this Plan shall be deemed to be terminated. If, however, provisions are made for the continuance of this Plan which expressly provide that:


                            (1)    this Plan shall be continued; and

                            (2) the rights of each Participant in this Plan will continue in accordance with the terms hereof;


               then, in that event, the Plan shall not be terminated, but shall continue in accordance with the terms hereof and the terms of the reorganization plans and agreement(s), and all Participants and the surviving corporation shall be bound thereby.


               Section 8.4. Overriding Limitation. In the event of any amendment or termination under Sections 8.1, 8.2, or 8.3, all Participants and Beneficiaries shall be bound by the good faith determinations of the Board as to the benefits to be received which are attributable to the period prior to such amendment or termination.



                  ARTICLE IX  RESTRICTIONS ON ALIENATION OF BENEFITS


               Section 9.1. Benefits Not Assignable. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, transfer, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, transfer, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit, and, to the extent permitted by law, the rights of any Participant or Beneficiary shall not be subject in any manner to attachment of other legal process for the debts of such Participant or Beneficiary.



                             ARTICLE X  CLAIMS PROCEDURE


               Section 10.1. Initiation of Claim. In the event that any Participant or Beneficiary disagrees with any decision (including any claim for benefits) made by the Committee or other agent of the Plan, the Participant or Beneficiary may make a written request for a redetermination under this Plan. This written claim shall be mailed or delivered to the Committee. The claim shall be considered by the Committee.


               Section 10.2. Announcement of Initial Decision. If the claim is denied, in full or in part, the Committee shall provide a written notice within 90 days of receipt of the written claim setting forth the specific reasons for denial, specific reference to the provisions of this Plan upon which the denial is based, and any additional information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired. If the claim is granted, the decision shall also be communicated to the Participant or Beneficiary within 90 days of receipt.


               Section 10.3. Review Appeal of Initial Decision. If the claim is denied, in whole or in part, and a review is desired, the Participant or Beneficiary shall notify the Committee in writing within 60 days (a claim shall be deemed denied if the Committee does not take any action within the aforesaid 60-day period) after receipt of the written notice of denial. In requesting a review, the Participant or Beneficiary may request a review of the Plan document and other pertinent documents with regard to the Plan, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments (of not more than 60 days) and may request that a hearing be held. If a hearing is held, the Participant or Beneficiary shall have the right to be represented by counsel of his or her choice and to have them participate at the hearing.


               Section 10.4. Conduct of Appeal and Decision. The decision on the review of the denied claim shall be rendered by the Committee within 60 days after receipt of the request for review is received or if a hearing is held, the hearing shall be held within 60 days after review is requested. In the latter event, the decision shall be rendered within 60 days after the hearing is held. The decision shall be written stating the specific reasons for the decision and shall include reference to specific provisions of the Plan on which the decision is based.



                              ARTICLE XI  MISCELLANEOUS


               Section 11.1. Execution of Receipts and Releases. Any payment to any Participant, a Participant's legal representative, or Beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims hereunder against the relevant Company. The Company may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it may determine.


               Section 11.2. No Guarantee of Interests. Neither the Committee nor any of its members may guarantee the payment of any amounts which may be or becomes due to any person or entity under this Plan. The liability of the Participant's relevant Company to make any payment under this Plan is limited to the then available assets of the Company.


               Section 11.3. Company Records. Records of the Company as to a Participant's service so a Director, and Director's Fees paid by the Company shall be conclusive as to all persons and entities, unless determined to be incorrect.


               Section 11.4. Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other information which the person or entity acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.


               Section 11.5. Notice. Any notice which shall be or may be given under this Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to any Company, such notice shall be addressed to the Company at Fourth Financial Center, Wichita, Kansas 67202, marked to the attention of Manager of Human Resources, Fourth Financial Corporation Amended and Restated Non-Employee Directors Deferred Fee Plan; or, if notice to a Participant, addressed to the address shown on such Participant's latest participation agreement.


               Section 11.6.  Change of Address.   Any party may, from time
          to time, change the address to which notices shall be mailed by giving written notice of such new address.


               Section 11.7. Effect of Provisions. The provisions of this Plan shall be binding upon the Company and its successors and assigns, and upon a Participant, his or her Beneficiary, assigns, heirs, executors, and administrators.


               Section 11.8. Severability Clause. If any provision of this Plan is held to be invalid or unenforceable, this determination shall not affect the validity of this Plan or the other provisions of this Plan. In such event, this Plan shall be construed and endorsed as if such provision had not been included therein; provided, that, nothing shall increase the Company's liability for payment of benefits in any amount beyond the amounts specified in this Plan.


               Section 11.9. Minors and Incompetents. If any person to whom a benefit is payable is legally incompetent, either by reason of age or by reason of mental or physical disability, Company (and the Committee hereunder) is authorized to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Company, the Committee, or any fiduciary of this Plan to see to the application of such payments. Payments made pursuant to this authority shall constitute a complete discharge of Company's and Committee's duty.


               Section 11.10. Indemnification. The Company shall indemnify and save harmless each member of the Board of Directors, each member of the Committee, and employees of the Company or any of its subsidiaries from and against any loss resulting from liability which they may be subjected by reason of any act or conduct (except wilful or wanton misconduct) in their official capacities in the administration of this Plan. Expenses shall include the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought in settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.


               Section 11.11. Headings. The titles and heading of Articles and Sections are included for convenience of reference only and are not to be considered in the construction of the provisions of this Plan.


               Section 11.12. Governing  Law.   All questions  arising with
          respect to this Plan shall be determined by reference to the laws of the State of Kansas.


               Section 11.13. Government and Other Regulations. The obligations of the Company to permit a Participant to invest in Phantom Stock Units or to provide benefits by delivering shares of Common Stock shall be subject to all applicable laws, rules, and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as deemed necessary or appropriate by counsel for the Company.


               Section 11.14. Compliance with SEC Regulations. It is the Company's intent that this Plan comply in all respects with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and any successor thereto. If any provision of this Plan is found not to be in compliance with such Rule, the provisions thereof shall be null and void. All elections to invest in Phantom Stock Units or receive benefits under the Plan in the form of Company Common Stock shall be made and executed in compliance with the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and any regulations promulgated thereunder.


               Adopted, subject to stockholder approval, as of this ______ day of __________________, 1993.

                                        FOURTH FINANCIAL CORPORATION


                                        By

                                           -------------------
                                           /s/ Darrell G. Knudson
                                           Chairman of the Board
          ATTEST:


          ----------------
          /s/ John C. Maloney
          Senior Vice President,
          Secretary, and General Counsel